UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/04/2012

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3993 West Sam Houston Parkway North Suite 100 Houston, Texas	77043-1221
(Address of Principal Executive Offices)	(Zip Code)
713-359-7000
(Registrant's telephone number, including area code)

Commission File Number:  0-28778

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

First Amendment to Asset Purchase Agreement

In conjunction with the previously announced sale of the Casing Drilling division by Tesco Corporation, an Alberta corporation (the “Company”), to Schlumberger Oilfield Holdings Ltd., a British Virgin Islands company, and Schlumberger Technology Corporation, a Texas corporation (together, the “Schlumberger Group”), the Company and the Schlumberger Group entered on June 4, 2012 into a First Amendment to the Asset Purchase Agreement (the "Amendment"), amending that certain Asset Purchase Agreement dated April 29, 2012 (the “Asset Purchase Agreement”).

The Amendment amends certain provisions of the Asset Purchase Agreement to (i) update the schedules and exhibits to the Asset Purchase Agreement, (ii) increase the escrow amount from $3 million to $6 million, and (iii) provide that the Company shall complete the transfer of the physical possession of the tangible assets to the Schlumberger Group and its affiliates within thirty days of the the closing.

Concurrent with the execution of the Amendment, the Company completed on June 4, 2012 the previously announced sale of substantially all of the assets of its Casing Drilling division to the Schlumberger Group, for $45,000,000 in cash, subject to certain adjustments, on the terms previously disclosed in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on May 1, 2012. The Company had no prior material relationship with any of the parties to the transaction.

The foregoing descriptions are qualified in their entirety by reference to the full text of the (i) Amendment, which is attached hereto as Exhibit 10.1, and (ii) to the Asset Purchase Agreement, which was attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on May 1, 2012 and incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

The text set forth above under Item 1.01 is incorporated into this Item by reference.

Item 9.01 Financial Statements and Exhibits
(b) Pro Forma Financial Information
The unaudited pro forma condensed financial statements required by this Item, with respect to the disposition described in Item 2.01 herein, are filed herewith as Exhibit 99.1 and were prepared using estimates based on preliminary amounts and are subject to customary terms and adjustments, including adjustments for working capital.
(d) Exhibits

Exhibit	Exhibit Description
10.1
First Amendment to the Asset Purchase Agreement, dated June 4, 2012. The schedules and other attachments to the First Amendment to the Asset Purchase Agreement in this Exhibit 10.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Tesco Corporation hereby agrees to furnish a copy of any omitted schedule and attachment to the Commission upon request.

99.1
Unaudited pro forma condensed consolidated financial statements for the year ended December 31, 2011 and as of and for the three months ending March 31, 2012 that give effect to the disposition of Tesco Corporation's Casing Drilling division.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: June 8, 2012	By:	/s/ Dean Ferris
Dean Ferris, Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Exhibit Description
10.1
First Amendment to the Asset Purchase Agreement, dated June 4, 2012. The schedules and other attachments to the First Amendment to the Asset Purchase Agreement in this Exhibit 10.1 have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Tesco Corporation hereby agrees to furnish a copy of any omitted schedule and attachment to the Commission upon request.

99.1
Unaudited pro forma condensed consolidated financial statements for the year ended December 31, 2011 and as of and for the three months ending March 31, 2012 that give effect to the disposition of Tesco Corporation's Casing Drilling division.